UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

IEH Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

IEH CORPORATION

140 58th Street Bldg. B, Suite 8E

Brooklyn, New York 11220

August 15, 2025

Dear Fellow Shareholders:

We are pleased to invite you to attend the 2025 Annual Meeting of Shareholders of IEH Corporation (“IEH”) to be held on Wednesday, September 10, 2025, at 10:00 am, Eastern time (the “2025 Annual Meeting”). The IEH Board of Directors has directed the 2025 Annual Meeting be held as a “hybrid meeting” which means that we will host the 2025 Annual Meeting at our new manufacturing facility in Allentown, Pennsylvania – 200 Cascade Drive, Suite H, Allentown, PA 18109, and also enable remote participation, including voting by mail, telephone and via the Internet. Shareholders are, of course, welcome to come to our new Allentown facility and tour the facility prior to the commencement of the 2025 Annual Meeting.

As described in this proxy statement, you will be able to attend the 2025 Annual Meeting in-person and vote, or, vote remotely by proxy, by telephone, mail or by the Internet prior to 11:59 pm (Eastern time), on Tuesday, September 9, 2025. You will also be able to submit questions for management to address at the 2025 Annual Meeting, either by attending the 2025 Annual Meeting and asking questions during the question and answer (Q&A”) portion of the 2025 Annual Meeting, or by submitting your questions to the following email address: dave@iehcorp.com. While you will be able to submit questions virtually during the meeting, we encourage you to submit your questions prior to 5:00 pm (Eastern time), on Tuesday, September 9, 2025.

The scheduled matters to be considered and acted on at the 2025 Annual Meeting are: (1) the election of four (4) Class I Directors to one-year terms; (ii) the election of three (3) Class II Directors to two-year terms; (iii) a non-binding advisory vote to approve our named executive officers’ compensation; (iv) a non-binding advisory vote on the frequency of future “say-on-pay” votes by shareholders on the compensation of named executive officers; and (v) ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2026. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. We will also report on matters of interest to our shareholders.

We hope you will be able to attend the 2025 Annual Meeting. Whether or not you plan to attend in-person, it is important that your shares be represented and voted. Please read the instructions in the proxy materials on how to vote by proxy.

Thank you for your continued support of IEH Corporation.

Sincerely,

/s/ David Offerman
David Offerman
Chairman of the Board, President
and Chief Executive Officer

IEH CORPORATION

140 58th Street, Bldg. B, Suite 8E

Brooklyn, New York 11220

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Wednesday, September 10, 2025

To the Shareholders of IEH CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IEH CORPORATION, a New York corporation (“IEH” or the “Company”) will be held on Wednesday, September 10, 2025, at 10:00 A.M. (Eastern Time) (the “2025 Annual Meeting”). The IEH Board of Directors has directed that the 2025 Annual Meeting be held as a “hybrid meeting” which means that we will host the meeting at the Company’s new manufacturing facility in Allentown, Pennsylvania at 200 Cascade Drive, Suite H, Allentown, PA 18109, and also enable remote participation, including voting, via the Internet. You will be able to attend the 2025 Annual Meeting in person and vote in person at the 2025 Annual Meeting, or vote remotely by proxy, either by mail, by telephone or by the Internet prior to 11:59 pm (Eastern Time), on Tuesday, September 9, 2025. Regardless of how you may choose to attend the meeting (in-person or virtually), you will also be able to submit questions for management to address at the 2025 Annual Meeting during the question and answer (“Q&A”) portion of the 2025 Annual Meeting, either by attending the 2025 Annual Meeting in-person, or by submitting your questions to the following email address: dave@iehcorp.com. While you will be able to submit questions virtually during the 2025 Annual Meeting, we encourage you to submit your questions prior to 5:00 pm (Eastern Time), on Tuesday, September 9, 2025. The 2025 Annual Meeting will be held for the following purposes:

1.	To elect four (4) Class I Directors to IEH’s Board of Directors to hold office for a term of one (1) year or until their respective successors are duly elected and qualified;

2.	To elect three (3) Class II Directors to IEH’s Board of Directors to hold office for a term of two (2) years or until their respective successors are duly elected and qualified;

3.	To hold a non-binding advisory vote on the compensation of our named executive officers;

4.	To hold a non-binding advisory vote on the frequency of future “say-on-pay” advisory votes on the compensation of named executive officers.

5.	To ratify the appointment of CBIZ CPAs P.C., as our independent registered public accounting firm for the fiscal year ending March 31, 2026; and

6.	To transact such other business as may properly come before the 2025 Annual Meeting or any adjournment thereof.

As the 2025 Annual Meeting will be a “hybrid meeting”, shareholders will have the ability to attend the Annual Meeting either in-person or remotely via Microsoft TEAMS video conferencing. Shareholders will be able to vote and pose questions regardless of how they may choose to attend the 2025 Annual Meeting but voting remotely must be submitted electronically (i) by the Internet at www.investorvote.com/IEHC or (ii) by telephone by calling 1-800-652-8683 (VOTE) by 11:59 P.M. (Eastern Time) on Tuesday, September 9, 2025. Shareholders will also be able to vote by mailing their completed proxy in the stamped, self-addressed envelope provided with this proxy statement prior to the aforementioned deadline for voting other than in-person at the 2025 Annual Meeting.

Regardless of how you may choose to attend the meeting (in-person or virtually), you will also be able to submit questions for management to address at the 2025 Annual Meeting during the question and answer (“Q&A”) portion of the 2025 Annual Meeting, either by attending the 2025 Annual Meeting in-person, or by submitting your questions to the following email address: dave@iehcorp.com. While you will be able to submit questions virtually during the meeting, we encourage you to submit your questions prior to 5:00 pm (Eastern Time), on Tuesday, September 9, 2025.

The close of business on Monday, July 28, 2025 has been fixed as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the 2025 Annual Meeting and any adjournment thereof.

You are urged to return your proxy card or vote before Wednesday, September 10, 2025, the date of the 2025 Annual Meeting via (i) our Internet process by electronic voting at www.investorvote.com/IEHC; (ii) telephone voting by calling the toll-free number – 1-800-652-VOTE (8683) within the U.S.A., U.S. territories and Canada; or (iii) mailing your proxy card in the envelope provided so that your proxy vote is received by Computershare, the Company’s transfer agent, on or before Tuesday, September 9, 2025, the day before the 2025 Annual Meeting. Votes may be submitted electronically by the Internet process not later than 11:59 P.M. (Eastern Time), Tuesday, September 9, 2025.

The Company will also provide the ability to watch and listen to the 2025 Annual Meeting live via Microsoft TEAMS video conferencing.

The following are the instructions to participate via Microsoft TEAMS video conferencing in the 2025 Annual Meeting: Please visit on your mobile device or PC the following website:

www.microsoft.com/en-us/microsoft-teams/join-a-meeting

Meeting ID: 212 425 712 502 6

Meeting Password: C8rt9H44

You may use your mobile device or PC’s speaker and microphone for the audio portion (if available) or you may call:

Telephone Dial In: +1-213-436-3154 United States

Phone Conference ID: 231 666 968#

If you do not have Internet access or prefer to just call in through your telephone, please simply call the telephone number above, and use the Phone Conference ID listed above.

Please see page 28 of this Proxy Statement for additional information about voting, and accessing the Microsoft TEAMS website.

Whether or not you plan to participate, to ensure that your shares are represented and voted at the 2025 Annual Meeting, please either vote your shares: (i) by completing and returning your proxy card mailed to you together with this Proxy Statement; or (ii) electronically over the Internet or (iii) by telephone. Voting instructions are printed on your proxy card and included in the accompanying Proxy Statement. Please vote as promptly as possible in order to ensure your representation at the meeting. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify Subrata Purkayastha, the Chief Financial Officer and Treasurer of the Company, in writing, prior to the 2025 Annual Meeting.

We are furnishing proxy materials to our shareholders by mailing printed copies of these materials to each record shareholder as of Monday, July 28, 2025, the Record Date. On or about August 15, 2025, we mailed to our shareholders our proxy materials, including our Proxy Statement and our 2025 Annual Report. In addition, proxy materials are available via the Internet as set forth below:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders on
Wednesday, September 10, 2025

This Proxy Statement and Our Annual Report to Shareholders for the Fiscal Year Ended March 31, 2025, respectively, are also available at: http://www.investorvote.com/IEHC

By Order of the Board of Directors, dated August 11, 2025

/s/ David Offerman
David Offerman
Chairman of the Board, President and Chief Executive Officer

i

IEH CORPORATION

140 58th Street

Building B, Suite 8E

Brooklyn, New York 11220

PROXY STATEMENT FOR THE IEH CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, SEPTEMBER 10, 2025

This proxy statement (this “Proxy Statement”) and the accompanying form of proxy have been mailed on or about Friday, August 15, 2025 to the holders of record on Monday, July 28, 2025 (the “Record Date”) of the common stock, par value $.01 per share (“Common Stock”) of IEH Corporation, a New York corporation (“IEH” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of IEH for use at the 2025 Annual Meeting of Shareholders (“2025 Annual Meeting”) to be held on Wednesday, September 10, 2025 at 10:00 A.M. (Eastern Time), which will be held in person at the Company’s new manufacturing facility in Allentown, PA. The address where the 2025 Annual Meeting will be held is 200 Cascade Drive, Suite H, Allentown, PA 18109 and at any adjournment thereof.

The Board of Directors has directed that the 2025 Annual Meeting be held as a “hybrid meeting”, meaning that we will host the meeting in-person and via the Internet and shareholders can choose to attend either physically or remotely. As described below, except for shareholders who will attend in-person and elect to vote by ballot at the meeting, all shareholders should submit their vote on or prior to 11:59 pm on Tuesday, September 9, 2025 by voting by (i) mail using the self-addressed, postage prepaid envelope, (ii) by telephone, or via the Internet. All shareholders will be able to ask questions of management by submitting questions as described below.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On Monday, July 28, 2025, the Record Date, there were issued and outstanding 2,431,278 shares of the Company’s Common Stock. Only holders of Common Stock of record at the close of business on the Record Date are entitled to receive notice of and to vote at the 2025 Annual Meeting and any postponement thereof. Each share of Common Stock is entitled to one (1) vote on each matter submitted to shareholders. Shares of IEH’s Common Stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the election of the four (4) persons nominated by the Board of Directors to serve as Class I Directors for one-year terms (Proposal 1);

2.	FOR the election of the three (3) persons nominated by the Board of Directors to serve as Class II Directors for two-year terms (Proposal 2);

3.	FOR the resolution approving, by non-binding advisory vote, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (Proposal 3);

4.	FOR the recommendation, by non-binding advisory vote, of every year as the frequency of future advisory say-on-pay votes on executive compensation (Proposal 4);

5.	FOR the ratification of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2026 (Proposal 5); and

6.	FOR such other matters as may properly come before the 2025 Annual Meeting (including any vote to adjourn the meeting) or any adjournment thereof and for which the persons named on the enclosed proxies determine, in their sole discretion, to vote in favor.

Any such proxy may be revoked at any time before it is voted. A shareholder may revoke this proxy by notifying Subrata Purkayastha, the Chief Financial Officer and Treasurer of IEH either in writing prior to the 2025 Annual Meeting or in-person at the 2025 Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the 2025 Annual Meeting.

MAILING OR INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders both by mailing printed copies of those materials to each shareholder and by making such materials available by the Internet. On or about Friday, August 15, 2025, we mailed to our shareholders our proxy materials, including our Proxy Statement and our 2025 Annual Report. Set forth below are instructions to our shareholders on how to access their proxy card to vote through the Internet or by telephone.

For the 2025 Annual Meeting, the Company will furnish printed copies of our proxy materials to our record shareholders and make available additional copies for beneficial holders of the Company’s Common Stock. In the future, the Company may elect to furnish proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies, and only furnish printed copies of proxy materials upon shareholder request.

Quorum

The presence of a majority of the holders of the outstanding shares of Common Stock entitled to vote, in-person or represented by proxy, will constitute a quorum for the transaction of business. Shares are counted as present at the 2025 Annual Meeting if you are present in-person at the 2025 Annual Meeting, or if you have properly submitted a proxy. In addition, abstentions and broker non-votes are counted as present at the 2025 Annual Meeting for the purpose of determining the presence of a quorum. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner in “street name” does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Voting Required

Election of Directors. The election of four (4) Class I Directors for a one-year term (Proposal 1) is by a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election with the four (4) nominees receiving the highest vote totals to be elected as a Class I Directors of IEH. The election of three (3) Class II Directors for a two-year term (Proposal 2) is by a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election with the three (3) nominees receiving the highest vote totals to be elected as Class I Directors of IEH. Broker non-votes and properly executed proxies marked “WITHHOLD” with respect to the election of a director will not be voted with respect to the director indicated. Votes that are withheld and broker non-votes will not affect the outcome of the election of Class I Directors or Class II Directors.

Non-Binding Advisory Vote on Executive Compensation. The affirmative vote of a majority of the shares of IEH Common Stock represented in person or by proxy and entitled to vote is required to approve the non-binding advisory vote on executive compensation (Proposal 3). Because this vote is advisory and is not binding on our Board of Directors, the directors will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote.

Non-Binding Advisory Vote on the Frequency of Future Votes on Executive Compensation. The affirmative vote of a majority of the shares of IEH Common Stock represented in-person or by proxy and entitled to vote is required to approve the non-binding advisory vote on the frequency of future say-on-pay non-binding advisory votes on executive compensation (Proposal 4). Because this vote is advisory and is not binding on our Board of Directors, the directors will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote.

Appointment of CBIZ CPAs P.C. as Independent Registered Public Accounting Firm. The ratification of the appointment of CBIZ CPAs P.C., as 2025 our independent registered public accounting firm for the fiscal year ending March 31, 2026 (Proposal 5) requires the affirmative vote by holders of at least a majority of the shares of IEH’s Common Stock who attend the Annual Meeting in-person or are represented at the meeting by proxy and who cast votes. Abstentions will have the effect of a vote against this proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on this proposal.

Any other matter properly submitted to the shareholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in-person or by proxy, at the 2025 Annual Meeting, unless a greater percentage is required either through law or by our amended certificate of incorporation or bylaws. If you “abstain” from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the 2025 Annual Meeting of shareholders. The Board of Directors is not currently aware of any such other matters. If any other matter does properly come before the 2025 Annual Meeting, the Board of Directors intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment. The persons named as proxies may propose one or more adjournments of the 2025 Annual Meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the 2025 Annual Meeting.

Manner of Voting

Voting at the 2025 Annual Meeting

If you are a shareholder of record and choose to vote in-person, you can attend the 2025 Annual Meeting and cast your vote at the 2025 Annual Meeting. However, shareholders who plan to attend the meeting will not be able to vote electronically online at the meeting and if a shareholder desires to vote electronically online vote must do so prior to 11:59 pm (Eastern time) on Tuesday, September 9, 2025, by accessing www.investorvote.com/IEHC and having such holder’s proxy card available when you access the above website. Follow the prompts to vote your shares.

Voting by Proxy – Shareholders of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered a “shareholder of record” and you may vote in-person by attending the meeting, or by mailing a marked, signed and dated proxy card delivered with these proxy materials and returning it in the postage-paid envelope provided, or by voting your shares by proxy over the Internet or by telephone by following the instructions provided below and pursuant to the instructions provided in the proxy card. Instructions for voting by mail and via the Internet, by telephone are summarized below. To vote, you must use one of the methods described below:

By Mail - Mark, sign and date proxy card and return it in the postage-prepaid envelope provided to you.

By Internet - If you have Internet access, you may submit your proxy by using the Internet or a Mobile Phone to vote your proxy by accessing www.investorvote.com/IEHC. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

By Telephone - You may submit your proxy via telephone by calling 1-800-652-8683 (VOTE) within the U.S.A., U.S. Territories and Canada using a touchtone telephone. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

If you are a shareholder of record, your shares will be voted in the manner that you indicate in your proxy card or via the Internet or by telephone. If you return a signed proxy card but do not indicate how you wish to vote your shares, your shares will be voted:

●	FOR election of the four (4) nominees for Class I Director (Proposal 1);

●	FOR election of the three (3) nominees for Class II Director (Proposal 2);

●	FOR the resolution, by non-binding advisory vote, approving the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (Proposal 3);

●	FOR the recommendation, by non-binding advisory vote, of every year as the frequency of future advisory say-on-pay votes on executive compensation (Proposal 4); and FOR the ratification of CBIZ CPAs P.C., as our independent registered public accounting firm for fiscal year ending March 31, 2026 (Proposal 5).

If any other business properly comes before the shareholders for a vote at the 2025 Annual Meeting, or at any adjournments or any postponements of the 2025 Annual Meeting, your shares will be voted according to the discretion of the holders of the proxy.

Voting by Proxy – Shares held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a broker, bank or other nominee receive instructions for granting proxies from their brokers, banks or nominees, rather than our proxy card. Telephone and Internet voting are usually available to shareholders owning shares through certain brokers, banks and nominees. You can vote your shares held through a broker, bank or nominee by following the voting instructions sent to you by that institution. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. If you hold your shares in “street name” through a broker or other nominee, then the broker who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. However, as explained above, if you hold your shares in street name you must cast your vote if you want it to count for Proposals 1, 2, 3, or 4; no votes will be cast on your behalf on such proposals if you hold your shares in street name and you do not instruct your bank or broker how to vote. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 5 of this Proxy Statement).

Voting In-Person at the Annual Meeting

As we are holding a “hybrid meeting”, shareholders of record will be able to cast their vote by completing a written ballot at the 2025 Annual Meeting. You should bring to the meeting your proxy card with the Control Number. However, shareholders of record will not be able to attend the meeting in-person and also vote via electronic means through the Microsoft TEAMS platform. Shareholders planning to attend the meeting should vote by proxy to ensure his or her vote is counted. Voting electronically via the Internet must be completed by 11:59 pm (Eastern Time) on Tuesday, September 9, 2025.

MICROSOFT TEAMS Conferencing Participation

The following are the instructions to participate via Microsoft TEAMS video conferencing:

Please visit on your mobile device or PC the following website:

www.microsoft.com/en-us/microsoft-teams/join-a-meeting

Meeting ID: 212 425 712 502 6

Password: C8rt9H44

You may use your mobile device or PC’s speaker and microphone for the audio portion (if available) or you may call:

Telephone Dial In: +1-213-436-3154 United States

Phone Conference ID: 231 666 968#

If you do not have internet access or prefer to just call in through your telephone, please simply call the telephone number above and use, the Phone Conference ID listed above.

Revocation of Proxies

Any proxy may be revoked at any time before it is voted at the 2025 Annual Meeting. You may revoke a proxy by submitting a proxy bearing a later date or by notifying, Subrata Purkayastha, the Chief Financial Officer and Treasurer of IEH, either in writing prior to, or in person at the 2025 Annual Meeting. You may also effect the revocation on the Internet at www.investorvote.com/IEHC or calling 1-800-452-8683(VOTE) or by mailing a written notice stating that the shareholder wishes to revoke your proxy and requesting another proxy card. Revocation is effective only upon receipt of such notice by Subrata Purkayastha, the Chief Financial Officer and Treasurer of IEH by any of the foregoing methods. Shareholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.

Solicitation of Proxies

IEH will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in-person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other material to the beneficial owners of IEH’s Common Stock held of record by such persons, and IEH may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Rules adopted by the Securities and Exchange Commission (“SEC”) allow companies to send shareholders a “notice of Internet availability of proxy materials” rather than mail them full sets of proxy materials. This year, we chose to mail full packages of materials to our shareholders. However, in the future, we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how shareholders can access our Notice of Annual Meeting and Proxy Statement and vote via the Internet or telephone. It would also contain instructions on how shareholders could request to receive their proxy materials electronically or in printed form on a one-time or ongoing basis. For the 2025 Annual Meeting, the Company will offer voting by mail using the self-addressed, postage prepaid envelope, by telephone, and via the Internet. Shareholders who attend the 2025 Annual Meeting in-person will be able to vote by written ballot at the meeting but we would encourage you to vote in advance of the meeting by one of the methods specified in this Proxy Statement to make sure your vote is counted.

Annual Report

The Annual Report to Shareholders on Form 10-K for the fiscal year ended March 31, 2025, including financial statements, accompanies this Proxy Statement. Any reference in this Proxy Statement to the “year” or the “fiscal year” means IEH’s fiscal year commencing April 1, 2024 to and including March 31, 2025, unless otherwise specifically indicated. This Proxy Statement and the Annual Report to Shareholders for the fiscal year ended March 31, 2025, are available at: http://www.investor vote.com/IEHC.

Principal Offices

The principal executive offices of IEH are located at 140 58th Street, Bldg. B, Suite 8E, Brooklyn, New York 11220. IEH’s telephone number is (718) 492-4440.

Recommendation of the Board of Directors

The recommendations of our Board of Directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our Board of Directors recommends a vote:

●	FOR election of the four (4) nominees for Class I Director to serve as Class I Director for a one-year term (See Proposal 1);

●	FOR election of the three (3) nominees for Class II Director to serve as Class II Director for a two-year term (See Proposal 2);

●	FOR the resolution approving, by non-binding advisory vote, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (See Proposal 3); and

●	FOR the recommendation, approving, by non-binding advisory vote, of every year as the frequency of future advisory votes on executive compensation of the named executive officers (see Proposal 4);

●	FOR the ratification of CBIZ CPAs P.C., as our independent registered public accounting firm for fiscal year ending March 31, 2025 (See Proposal 5).

With respect to any other matter that properly comes before the 2025 Annual Meeting, including any motion to adjourn the 2025 Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This Proxy Statement describes the proposals on which the Board of Directors of IEH Corporation would like you, as a shareholder, to vote at the 2025 Annual Meeting of the Shareholders of the Company, which will take place on Wednesday, September 10, 2025, at 10:00 a.m (Eastern Time). It also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about Friday, August 15, 2025 to all shareholders of record entitled to vote at the 2025 Annual Meeting as of Monday, July 28, 2025, the Record Date.

We intend to hold our 2025 Annual Meeting as a “hybrid meeting” which means we will host the 2025 Annual Meeting at the Company’s new manufacturing facility in Allentown, Pennsylvania at 200 Cascade Drive, Suite H, Allentown, PA 18109. You will be able to attend the 2025 Annual Meeting (1) in-person and vote in-person at the 2025 Annual Meeting, or (2) prior to 11:59 pm (Eastern Time) on Tuesday, September 9, 2025 vote remotely by proxy, either by mail, telephone or via the Internet. You will not be able to vote electronically at the meeting if you attend in-person. For those shareholders who cannot attend in-person, the 2025 Annual Meeting will be conducted via live webcast hosted by MICROSOFT TEAMS.

Regardless of how you may choose to attend the meeting (in-person or virtually), you will also be able to submit questions for management to address at the 2025 Annual Meetings during the question and answer (“Q&A”) portion of the 2025 Annual Meeting, either by attending the 2025 Annual Meeting in-person, or by submitting your questions to the following email address: dave@iehcorp.com. While you will be able to submit questions virtually during the meeting, we encourage you to submit your questions prior to 5:00 pm (Eastern Time), on Tuesday, September 9, 2025.

In this Proxy Statement, we refer to IEH Corporation as “IEH,” the “Company,” “we,” “us” or “our.”

Who can vote at the 2025 Annual Meeting of Shareholders?

Shareholders who owned shares of Common Stock on Monday, July 28, 2025, the Record Date, may attend and vote at the 2025 Annual Meeting. Each share is entitled to one (1) vote. There were 2,431,278 shares of the Company’s Common Stock issued and outstanding as of Thursday, July 31, 2025. All shares of Common Stock shall vote together as a single class. Information about the shareholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Voting Securities and Security Ownership of Certain Beneficial Owners and Management” on page 25 of this Proxy Statement.

What is the proxy card?

The proxy card enables you to appoint: (i) David Offerman, our President and Chief Executive Officer; and (ii) Subrata Purkayastha, our Chief Financial Officer and Treasurer as your representatives and proxies at the 2025 Annual Meeting. By completing and returning the proxy card, you are authorizing each of these persons to vote your shares at the 2025 Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the 2025 Annual Meeting in-person or through the Microsoft TEAMS video conferencing platform. If a proposal comes up for vote at the 2025 Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

At the 2025 Annual Meeting you are being asked to vote on five (5) specific items as follows:

First is the election of Eric C. Hugel, Michael E. Rosenfeld, John P. Spiezio and Brian J. Glenn as Class I Directors on the Board of Directors of IEH to hold office for a period of one (1) year. Each of Eric Hugel, Michael Rosenfeld, John Spiezio and Brian Glenn are currently directors of the Company. (Proposal 1)

Second is the election of David Offerman, Allen Gottlieb and Gerald Chafetz as Class II Directors on the Board of Directors of IEH to hold office for a period of two (2) years. Each of David Offerman, Allen Gottlieb and Gerald Chafetz are currently directors of the Company. (Proposal 2)

Third, you are being asked to vote on and approve, by a non-binding advisory vote, a resolution approving the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. (Proposal 3)

Fourth, you are being asked to recommend, by a non-binding advisory vote, every year as the frequency of future advisory votes on executive compensation of the named executive officers. (Proposal 4)

Fifth, at the 2025 Annual Meeting you are also being asked to ratify CBIZ CPAs P.C., as our independent registered public accounting firm for the fiscal year ending March 31, 2026 (Proposal 5).

We are unaware of any other possible business to be addressed at the 2025 Annual Meeting; however, we will also transact any other business that properly comes before the 2025 Annual Meeting in accordance with our By-Laws.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends a vote FOR election of the nominees for Class I Director and Class II Directors (See Proposals 1 and 2).

Our Board of Directors unanimously recommends a vote FOR the resolution approving the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (See Proposal 3).

Our Board of Directors unanimously recommends a vote FOR the recommendation of every year as the frequency of future advisory votes on executive compensation for our named executive officers, as disclosed in this Proxy Statement (See Proposal 4).

Our Board of Directors unanimously recommends a vote FOR the ratification of CBIZ CPAs P.C. as our independent registered public accounting firm for fiscal the year ending March 31, 2026 (See Proposal 5).

With respect to any other matter that properly comes before the 2025 Annual Meeting, the proxy holders (David Offerman and Subrata Purkayastha) will vote as recommended by the Board of Directors, or if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares beneficially in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If on Monday, July 28, 2025, the Record Date, your shares of Common Stock were registered directly in your name with our transfer agent, Computershare, you are a shareholder of record who may vote at the 2025 Annual Meeting, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or using the electronic voting process described elsewhere in this Proxy Statement. or over the telephone. Please complete, date and sign the enclosed proxy card to ensure that your vote is counted or vote through the telephone or internet process.

Beneficial Owner

If on Monday, July 28, 2025, the Record Date, your shares of Common Stock are held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee holder who is considered the shareholder of record for purposes of voting at the 2025 Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and to attend the 2025 Annual Meeting (by virtual attendance). If your shares are registered in the name of a bank, other nominee holder or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. If you provide specific voting instructions your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the telephone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you hold your shares “in street name” through a broker, bank or other nominee holder, then the broker, bank or other nominee holder who holds your shares has the authority under the applicable stock exchange rules to vote on certain items when they have not received instructions from you. If you hold your shares “in street name” it is critical that you cast your vote, if you want it to count in the election of directors (Proposals 1 and 2) and with respect to Proposal 3 (non-binding advisory vote on executive compensation) and with respect to Proposal 4 (non-binding advisory vote on the frequency of future advisory votes on executive compensation). In the prior years, if you held your shares “in street name” and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as they felt appropriate. Recent changes in regulation were made to take away the ability of your bank, broker or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares “in street name” and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf. Your bank, broker or other nominee will, however, continue to have discretion to vote your uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 5). If you are a beneficial owner, please complete the voting instruction card and return it as instructed to your brokerage firm, bank or other nominee holder so your shares of Common Stock will be counted toward a quorum and voted at the 2025 Annual Meeting.

How do I vote?

There are four (4) methods to vote at the 2025 Annual Meeting - by mail, over the telephone, via the Internet, or by attending the meeting in-person.

(1) You may vote by mail.

You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

●	as you instruct; and

●	according to the best judgment of Mr. David Offerman or Ms. Subrata Purkayastha, your representatives and proxies, if a proposal comes up for a vote at the 2025 Annual Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

●	to approve the election of the nominated persons as Class I Directors to the Company’s Board of Directors (Proposal 1);

●	to approve the election of the nominated persons as Class II Directors to the Company’s Board of Directors (Proposal 2);

●	to approve the resolution approving the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (Proposal 3);

●	to approve the recommendation of every year as the frequency of future advisory votes on executive compensation (Proposal 4);

●	to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026 (Proposal 5); and

●	according to the best judgment of Mr. David Offerman and Ms. Subrata Purkayastha, your representatives and proxies, if a proposal comes up for a vote at the 2025 Annual Meeting that is not on the proxy card.

(2) You may vote over the telephone by calling 1-800-652-8683 (VOTE) within the U.S.A., U.S. territories and Canada using a touchtone telephone.

(3) You may vote via the Internet by accessing www.investorvote.com/IEHC.

(4) You may attend the 2025 Annual Meeting in-person and complete and sign a written ballot. Please note, however, that you may not attend the 2025 Annual Meeting in-person and vote electronically. All voting electronically closes at 11:59 pm (Eastern Time), Tuesday, September 9, 2025, the day before the 2025 Annual Meeting.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the 2025 Annual Meeting. You may do this by: sending a written notice to Subrata Purkayastha, the Chief Financial Officer and Treasurer of IEH, stating that you would like to revoke your proxy of a particular date; and signing another proxy card with a later date and returning it before the polls close at the 2025 Annual Meeting. You may also effect the revocation on the Internet at www.investorvote.com/IEHC or calling 1-800-452-8683(VOTE) or by mailing a written notice stating that the shareholder wishes to revoke your proxy and requesting another proxy card. Revocation is effective only upon receipt of such notice by Subrata Purkayastha, the Chief Financial Officer and Treasurer of IEH by any of the foregoing methods. Shareholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming their beneficial ownership of the shares to be voted.

Polls close at 11:59 pm (Eastern Time) on Tuesday, September 9, 2025, the day before the 2025 Annual Meeting with the exception of submitting a written ballot at the 2025 Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote by telephone or via the Internet procedures described elsewhere in the Proxy Statement.

How are votes counted?

You may vote “For” or “Withhold Authority” on electing the nominated persons to be (i) Class I Directors on the Board of Directors (Proposal 1), and (ii) Class II Directors on the Board of Directors (Proposal 2).

You may vote “For” or “Against” or “Abstain” with respect to the: (a) non-binding advisory vote on the compensation of our named executive officers (Proposal 3); and (b) ratification of CBIZ CPAs P.C., as our independent registered public accounting firm for the fiscal year ending March 31, 2026 (Proposal 5).

With respect to Proposal 4, the approval of the frequency of the non-binding advisory vote on executive compensation requires the favorable vote of a majority of votes cast unless none of the frequency choices receives a majority, in which case the choice that receives the plurality of votes cast will be considered approved. For Proposal 4, the proxy card provides spaces for a shareholder to vote for the option of every one (1) year, two (2) years or three (3) years as the frequency with which shareholders will have an advisory vote on executive compensation, or to abstain. Abstentions and broker nonvotes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for this proposal. If none of the three (3) frequency options receives the vote of the holders of a majority of the votes cast, we will consider the frequency option (one (1) year, two (2) years or three (3) years) receiving the highest number of votes cast by shareholders to be the frequency that has been recommended by shareholders. This vote is advisory only and not binding on the Company. The Board of Directors may decide that it is in the best interest of our shareholders and the Company to hold future executive compensation advisory votes less frequently, but will in no case hold them less frequently than every three (3) years.

How many shareholders are needed either in person or by proxy to hold the 2025 Annual Meeting?

To hold the 2025 Annual Meeting and conduct business, a majority of the Company’s issued and outstanding shares of Common Stock entitled to vote, in-person or represented by proxy, must be present at the 2025 Annual Meeting. This is called a quorum. As of the Record Date, Monday, July 28, 2025, there were 2,431,278 shares of the Company’s Common Stock issued and outstanding.

Shares are counted as present at the 2025 Annual Meeting if the shareholder either:

●	has voted via the telephone or internet procedures; or

●	has properly submitted a proxy card by mail; or

●	the shareholder attends the meeting in-person.

How many votes are required to elect the nominated persons to be Class I Directors and Class II Directors on the Board of Directors?

The affirmative vote of a plurality of the votes cast at the 2025 Annual Meeting of the shareholders by the holders of shares of Common Stock entitled to vote in the election is required to elect each director.

How many votes are required to approve other matters that may come before the shareholders at the 2025 Annual Meeting?

An affirmative vote of a majority of the votes cast at the 2025 Annual Meeting is required for approval of all other items being submitted to the shareholders for their consideration.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “FOR” vote for the election of the persons nominated to be Class I Directors and Class II Directors (See Proposals 1 and 2). Your shares will also be counted as a “FOR” vote: (i) to approve the resolution approving the non-binding advisory vote on the compensation of the named executive officers (See Proposal 3); (ii) to approve the recommendation, by non-binding advisory vote, of every year the frequency of future advisory votes on executive compensation (Proposal 4); and (iii) to ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026 (See Proposal 5) .

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying shareholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the 2025 Annual Meeting?

We will announce preliminary voting results at the 2025 Annual Meeting. We will also publish the final results by a Current Report on Form 8-K which shall be filed with the SEC. You can obtain a copy by calling the SEC at l-800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov/edgar.

Who can help answer my questions?

You can contact our corporate headquarters at (718) 492-4440 or by sending mail to: David Offerman, President and Chief Executive Officer at 140 58th Street, Bldg. B, Suite 8E, Brooklyn, New York 11220 or by email, dave@iehcorp.com any questions about proposals described in this Proxy Statement or how to execute your vote.

PROPOSALS 1 AND 2

ELECTION OF CLASS I DIRECTORS AND CLASS II DIRECTORS

Board Structure and Nominees

IEH’s Amended and Restated Certificate of Incorporation provides that the directors of IEH are to be elected in two (2) classes; each class to be elected to a staggered term and until their successors are duly elected and qualified. The Board of Directors currently consists of seven (7) members divided into two (2) classes with four (4) Class I Members and three (3) Class II Members. The Bylaws of IEH provide that the Board shall consist of between three (3) and eleven (11) persons, and the Board has currently set the number of persons on the Board at seven (7) members. Since the Company has not held an annual meeting since 2020, both Class I Directors and Class II Directors of the Board are scheduled to be elected at the Company’s 2025 Annual Meeting. All officers are elected by and serve at the discretion of the Board of Directors.

The persons nominated for election as Class I Directors to IEH’s Board of Directors at the 2025 Annual Meeting are Eric C. Hugel, Michael E. Rosenfeld, John P. Spiezio and Brian J. Glenn who will each serve, if elected, as Class I Directors of the Board for a term of one (1) year or until their successors are duly qualified and elected. Each of the nominees currently serves on the Board of Directors. (Proposal 1)

The persons nominated for election as Class II Directors to IEH’s Board of Directors at the 2025 Annual Meeting are Dave Offerman, Allen Gottlieb and Gerald Chafetz who will each serve, if elected, as Class II Directors of the Board for a term of two (2) years or until their successors are duly qualified and elected. Each of the nominees currently serves on the Board of Directors. (Proposal 2)

The affirmative vote of a plurality of the votes cast at a meeting of the shareholders by the holders of shares of Common Stock entitled to vote in the election is required to elect each Director. All proxies received by the Board of Directors will be voted for the election as Directors of the nominee as indicated below if no direction to the contrary is given. In the event that the nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the holder of the proxy, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur. No family relationships exist between any Director or nominee for election as a Director.

THE BOARD OF DIRECTOR RECOMMENDS THAT YOU VOTE “FOR” THE FOUR (4) NOMINEES FOR CLASS I DIRECTORS AS DESCRIBED IN THIS PROPOSAL 1.

THE BOARD OF DIRECTOR RECOMMENDS THAT YOU VOTE “FOR” THE THREE (3) NOMINEES FOR CLASS II DIRECTORS AS DESCRIBED IN THIS PROPOSAL 2.

Qualifications of Nominees for Directors

The following table sets forth certain information as of the date hereof with respect to all of the Directors of IEH, including the four (4) nominees for election as Class I Directors to IEH’s Board of Directors at the 2025 Annual Meeting, and the three (3) nominees for election as Class II Directors to the IEH’s Board of Directors at the 2025 Annual Meeting. Since the Company has not had an annual meeting since 2020, the terms of all directors shall expire when their successors are qualified. Accordingly, the information provided below indicates the Directors whose terms of office expire at the 2025 Annual Meeting and the Directors whose term of office expires at the 2026 Annual Meeting. The Directors whose terms of office expire at the 2025 Annual Meeting are the persons nominated to be Class II Directors for election at the 2025 Annual Meeting.

Name	Director Since	Age	Position with Company	Term Expires

David Offerman	2016	50	Chairman of the Board of Directors, Chief Executive Officer and President-Class II Director	2025
Allen Gottlieb	1992	84	Class II Director	2025
Gerald E. Chafetz	2009	82	Class II Director	2025
Eric C. Hugel	2016	54	Class I Director	2026
Michael E. Rosenfeld	2018	42	Class I Director	2026
John P. Spiezio	2023	62	Class I Director	2026
Brian J. Glenn	2023	45	Class I Director	2026

Allen Gottlieb (Class II Director) (Class II Nominee) has been a member of IEH’s Board of Directors since 1992. He has a BS from NYU in Accounting and Finance, and an LL.B. and JD from Brooklyn Law School. He currently operates his own firm specializing in Labor Relations and Human Resources consulting. He also has extensive entrepreneurial experience in manufacturing, distribution, logistics, and hospitality, in both domestic and international markets. The Company believes his broad experience as well as knowledge of IEH qualifies him to serve as a director of our Company.

Gerald E. Chafetz (Class II Director) (Class II Nominee) has been a member of IEH’s Board of Directors since 2009. He is the President of GEC Enterprises, LLC since 2011. GEC Enterprises LLC is a property management company headquartered in Boynton Beach, Florida. Prior to April 2010, Mr. Chafetz had been the President of Capitol City Companies since 1989. Capitol City Companies is a property management and home improvement business headquartered in Hartford, Connecticut. Prior to founding Capitol City Companies, he had an extended 22-year executive career in the textile industry with several knitwear and high fashion manufacturers, including Arista Knitwear, Berwick Fashion Knitwear and Beged-or Knitwear. Mr. Chafetz graduated from the University of Hartford in 1965 with a Bachelor of Science degree in business. We believe Mr. Chafetz’s experience in executive management and manufacturing along with his extensive knowledge and experience as a director of the Company, qualifications, attributes and skills make him qualified to serve as a director of our Company.

David Offerman (Class II Director) (Class II Nominee) has been a member of IEH’s Board of Directors since July 15, 2016. On March 26, 2017, David was elected by the Board of Directors to replace his father, Michael Offerman, as Chairman of the Board, President and Chief Executive Officer of the Company following Michael Offerman’s passing on March 24, 2017. Previously Dave was the Vice President - Sales and Marketing of the Company. He joined the Company in September 2004 as the National Sales Manager and was appointed to Vice-President – Sales and Marketing in April 2011. Prior to joining IEH, David worked as an account executive and sales manager in the telecommunication industry. David graduated from the University of Michigan in 1993 with a Bachelor of Arts in film and communications. In 2016 he received a Master of Business Administration (MBA) from the New York University Stern School of Business with a concentration in leadership and management. We believe Mr. Offerman’s expertise in manufacturing, sales and strategy along with his knowledge of the Company, extensive experience, qualifications, attributes and skills make him well-qualified to serve as a director of our Company.

Eric C. Hugel (Class I Director) (Class I Nominee) has been a member of IEH’s Board of Directors since July 15, 2016. Since May 2023, he has served as the Chief Financial Officer of Americraft Marine Group LLC, a company with the mission to support and strengthen the U.S. shipbuilding industry and infrastructure. From July 2014 to May 2023, Mr. Hugel served as the Co-Chief Executive Officer and Chief Financial Officer of Hugel Corporation, an online retailer. From March 2013 to February 2014, Mr. Hugel held the position of Senior Institutional Specialist in U.S. Fundamental Equity Research Analyst at McGraw Hill Financial – S&P Capital IQ providing investment advisory services. In particular he provided research and analysis in the U.S. aerospace and defense and industrial conglomerates sectors. From July 2002 through June 2012 he was a managing director at Stephens Inc. providing investment research and analytical services in the U.S. aerospace and defenses sectors. Mr. Hugel graduated from Lehigh University in 1993 with a Bachelor of Science in accounting. Mr. Hugel’s expertise in manufacturing in the aerospace industry and finance along with his extensive experience, qualifications, attributes and skills make him well-qualified to serve as a director of our Company.

Michael E. Rosenfield (Class I Director) (Class I Nominee) has been a member of the Company’s Board of Directors since 2018. He is a co-founder, Principal, and Chief Operating Officer at Olive Tree Holdings, a real estate investment firm headquartered in New York City specializing in the acquisition, management and transformation of multifamily communities across dynamically growing markets within the U.S. Olive Tree Holdings leverages the significant entrepreneurial and operational strength of its team to devise business plans that dramatically increase the value of its owned assets and maximize risk-adjusted returns for its investors. To date, the firm has amassed a lifetime portfolio value of $2 billion and has acquired and transformed over 17,000 units of workforce and affordable housing units across 9 states. During his tenure the firm raised over $465 million of outside equity and was one of the fastest growing multifamily owners in the nation. Previously Michael worked for 11 years as the Chief of Staff to the Founder/Chairman of a private family investment office with a $360 million commercial real estate portfolio comprised of over 1.5 million square feet from New York to Miami Beach. Mr. Rosenfeld received his Bachelor of Arts in Political Science from Emory University in 2006, and his Master of Business Administration (MBA) in Corporate Finance from the New York University Stern School of Business in 2016. We believe Mr. Rosenfeld’s expertise in finance and accounting along with his extensive experience, qualifications, attributes and skills make him well-qualified to serve as a director of our Company.

John P. Spiezio (Class I Director) (Class I Nominee), appointed on August 1, 2023, has extensive experience in the aerospace and defense industries. After studying Economics, Computer Science, and Mathematics at Marquette University, he returned to New York and began his 33-year career as the third-generation leader at Hicksville Machine Works, Inc. (“HMW”), a supplier to prime aerospace & defense contractors throughout North America and Europe as well as the Department of Defense directly. Over that time he gained extensive experience in operations, business development, and governance of a business operating in this specialized industry. After HMW was sold in 2019, Mr. Spiezio worked, from March 2019 to April 2021, for a private equity firm engaged in building a vertically integrated company that could produce and supply entire integrated systems to the aerospace and defense industries. Mr. Spiezio serves on the corporate boards of MicroMetl Corporation and GRC Reality. Mr. Spiezio is also currently the Chairman of ADDAPT, an industry group focused on defense and aerospace suppliers based in New York State. We believe Mr. Spiezio possesses significant expertise concerning the aerospace and defense industries and the markets in which the Company competes and as a Board member will be able to provide us with the benefits of such knowledge. In addition, his extensive executive leadership experience, qualifications, attributes and skills make him well-qualified to serve as a director of our Company.

Brian J. Glenn (Class I Director) (Class I Nominee) was elected to the Board of Directors of the Company in October 2023 to fill a newly created directorship previously authorized by the Board. Mr. Glenn currently serves as the Chief Investment Officer for Premier Path Wealth Partners, an independent SEC-registered investment advisory firm in Madison, New Jersey. Premier Path Wealth Partners manages more than $1 billion in assets on behalf of business owners, high net worth families, trusts, and charities. In 2018, Mr. Glenn founded Olcott Square Investment Partners, an investment firm with a focus on companies that demonstrate durable advantages and secular growth prospects. From 2008 to 2018, Mr. Glenn worked at W.R. Huff Asset Management, an investment firm that employed a rigorous, primary research process managing concentrated investment strategies across the capital structure, where he helped steer investments in public equities, high-yield bonds, and leveraged loans. Mr. Glenn graduated from the College of New Jersey with a Bachelor of Science in Business Administration and earned his Master of Business Administration from Massachusetts Institute of Technology’s Sloan School of Management. Mr. Glenn holds the designation of Chartered Financial Analyst and is a member of the CFA Society, New York. Mr. Glenn brings to the Company his experience in capital markets and his background adds an important capability to the Board of Directors and strengthens the Board’s collective qualifications, skills and experience.

Other Executive Officers

Subrata Purkayastha is the Chief Financial Officer and Treasurer of IEH having been promoted on October 26, 2023 in connection with her appointment to permanent Chief Financial Officer. The Company also executed with Ms. Purkayastha a new employment agreement effective as of November 1, 2023. Previously, on May 19, 2023, the Company had appointed Subrata Purkayastha as its Interim Chief Financial Officer and Treasurer, Ms. Purkayastha had served previously as Controller of the Company since November 2021. Prior to joining the Company, from March 2019 to May 2021, Ms. Purkayastha served as Controller of Sprouts Foods, Inc., a producer and distributor of premium organic foods intended for babies and toddlers. From July 2017 to March 2019, Ms. Purkayastha served as Accounting Manager at Sprouts Foods, Inc. where she provided timely and accurate financial reporting to the Chief Executive Officer and Chief Financial Officer and private equity partners. Prior to Sprout Foods Inc., from July 2015 to July 2017, Ms. Purkayastha served as Accounting Manager of Champions Oncology, Inc., a publicly-traded company engaged in the development of advanced technology solutions and services to personalize the development of oncology drug development. Ms. Purkayastha holds a Bachelor of Science in Accounting from Carson-Newman University in Jefferson City, Tennessee and also received a Master of Arts Degree with a focus in International Banking and Finance from Fordham University. Ms. Purkayastha is also a Certified Public Accountant.

Significant Employees

Mark Iskin is the Director of Purchasing at IEH, a position he has held since September 2000. On April 14, 2011, the Board of Directors appointed Mark to the position of Vice-President – Operations. Prior to joining the Company, Mr. Iskin worked as a materials and purchasing specialist in manufacturing and distribution companies. In his last position with an industrial distributor, Mr. Iskin was responsible for purchasing and managing vendors for the cutting tool section of the catalog. In addition, he participated in setting up and developing the Company’s forecasting and planning software related to that department’s procedures.

Robert Romeo serves as Vice President of Engineering for IEH, a position he has held since October 2005. Robert has corporate responsibility for engineering products and driving product enhancements to satisfy the demanding application requirements of IEH customers. In addition, Robert is tasked with engineering new product developments in the IEH connector offerings to broaden the market base of potential customers. These new connectors will introduce the traditional IEH quality and value to industries that specify exceptional reliability and performance in electrical and electronic equipment. Before joining IEH, Robert worked for more than 20 years in positions of increasing responsibility for major national manufacturers of electrical and electronic goods for residential, industrial, government and OEM markets.

Sherif Mahdi joined IEH in October, 2014 as Director of Quality. Sherif has 22 years of progressive professional experience in total quality management/operations and engineering management, most notably, with a multinational manufacturing organization and distribution client. He has managed accounts in the aviation, space, government, commercial, medical, telecommunication, retail, construction, and automotive industries.  His expertise encompasses development, implementation and auditing of quality systems such as ISO9001, AS9100/AS9120, ISO13485, QS9000, TE Supplement, ISO20000, ISO14000, TS16949 and design for Six Sigma, Lean Six Sigma Black Belt directives impacting the lifecycle of plant and corporate operations including affiliated business and developmental concerns. His background is strengthened by significant experience as an industrial engineer. Sherif holds a Master of Science Degree in Engineering Management and a Master of Business Administration Degree.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors and officers and persons who own, directly or indirectly, more than 10% of a registered class of IEH’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of IEH.

Delinquent Section 16(a) Reports

Under U.S. securities laws, directors, certain officers and persons holding more than 10% of our common stock must report their initial ownership of our common stock and any changes in their ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and the written representations of our directors and executive officers, we believe that all reporting requirements for fiscal year ended March 31, 2025 were complied with by each person who at any time during the fiscal year ended March 31, 2025 was a director or an executive officer or held by a person owning more than 10% of our common stock, except in the initial Form 3 filed with respect to Mr. Glenn, disclosure was not made with respect to the ownership of certain shares of Common Stock as follows: (i) 2,876 shares of Common Stock over which he has sole voting power and sole investment power; (ii) 2,430 shares of common stock which he owns jointly with his spouse over which he has shared voting and investment power; and (iii) 3,223 shares of common stock owned by unrelated third parties over which he has sole investment power but no voting power. Transactions with respect to the foregoing shares occurred prior to Mr. Glenn becoming a director of the Company. An appropriate Form 3 - Amendment to correct such administrative oversight will be made.

Director Independence; Meetings of Directors; Corporate Governance; Committees of the Board

Our Board of Directors currently consists of seven (7) individuals. We believe that six (6) of our directors, Allen Gottlieb, Gerald Chafetz, Eric C. Hugel, Michael E. Rosenfield, John P. Spiezio and Brian J. Glenn would each qualify as “independent directors” within the meaning of the term as applied by the Nasdaq Stock Market Rule 4200(a)(15). Our shares of Common Stock are not listed on the Nasdaq Stock Market.

During the fiscal year ended March 31, 2025, the Board of Directors held six (6) meetings by telephone conference call. Five (5) of these meetings were jointly held between the full Board of Directors and the Audit Committee. At each of the joint meetings, one director was absent from each such meeting. At the meeting of only the Board of Directors, all directors were, however, present on this telephone conference call meeting. The Audit Committee held a total of five (5) meetings (all of which were jointly held with the full Board). The Compensation Committee held three (3) meetings and at such meetings, held by telephone conference call, all Compensation Committee members were present. The Compensation Committee also took action by unanimous written consent on one (1) occasion.

For the fiscal year ended March 31, 2025, a general description of the duties of the committees were as follows:

Audit Committee. Our Audit Committee acts to: (i) review with management the finances, financial condition and interim financial statements of the Company; (ii) review with our independent registered public accounting firm the year-end financial statements; (iii) review implementation with the independent registered public accounting firm and management of any action recommended by the independent registered public accounting firm; and (iv) engage, retain and terminate our independent registered public accounting firm. Mr. Hugel, the Chair of the Audit Committee was also designated as our Audit Committee Financial Expert. During the fiscal year ending March 31, 2025, all of the members of our Audit Committee were “independent” within the definition of that term as provided by the OTCQX Marketplace Rules. The current members of the Audit Committee are Mr. Hugel (Chair), Mr. Spiezio and Mr. Glenn.

Compensation Committee. The Compensation Committee acts to: (i) review, approve and administer compensation arrangements for our executive officers; (ii) administer our equity-based compensation plans, (iii) establish and review general policies relating to the compensation and benefits of our executive officers and other personnel, (iv) evaluate the relationship between executive officer compensation policies and practices and corporate risk management to confirm those policies and practices do not incentivize excessive risk-taking, and (iv) evaluate and makes recommendations to our Board of Directors regarding the compensation of our non-employee directors. The current members of the Audit Committee are Messrs. Chafetz (Chair), Mr. Gottlieb and Mr. Rosenfeld.

Security holder recommendations of director nominees. The Board did not adopt any modifications to the procedures by which security holders may recommend nominees to its Board of Directors.

Code of Ethics. The Company has adopted a Code of Ethics, which has been made available on its website https://www.iehcorp.com/ethics-code.

Insider Trading Policies and Procedures. The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of its securities by directors, officers and employees or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of such policies and procedures is filed hereto as Exhibit 19.1 to the Company’s Form 10-K for the fiscal year ended March 31, 2025. The inside trading policies and procedures prohibit covered persons from directly or indirectly, purchasing or selling the Company’s securities while in possession of material non-public information concerning the Company, except in the limited circumstances described in the policy. Additionally, the Company’s personnel are prohibited from engaging in hedging or pledging transactions with respect to the Company’s securities.

Equity Grant Practices

Although we have not adopted a formal policy pertaining to the timing of stock option grants to our named executives, it is our practice not to time the grant of equity awards, including stock options, in relation to the release of material non-public information. Similarly, the Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Director Compensation

Non-executive directors will be compensated as follows:

●	the annual director fee for our non-executive directors will be $12,500, payable quarterly;

●	each director will receive an annual fee of $5,000 for service on each committee, payable quarterly; and

●	the chairman of each committee will receive an additional annual fee of $2,500, payable quarterly

Criteria for Nominations to the Board of Directors

Given the small size of our operations, we do not have a separate Nominating Committee of the Board of Directors. As a result, our Board acts as a whole with respect to the consideration of additional candidates for service on the Board. The Board considers candidates for election to our Board of Directors, whether recommended by security holders or otherwise, in accordance with the following criteria, applicable to all candidates:

●	Nominees shall have a reputation for integrity, honesty and adherence to high ethical standards;

●	Nominees should have demonstrated business acumen, experience and the ability to exercise sound judgment in matters that relate to current and long-term objectives of IEH and should be willing and able to contribute positively to our decision-making process;

●	Nominees should have a commitment to understand IEH and its industries and to regularly attend and participate in meetings of the Board and its committees;

●	Nominees should have the interest and ability to understand that sometimes conflicting interests of the various constituencies of IEH, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all shareholders;

●	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominees’ ability to represent the interests of all of IEH shareholders and to fulfill the responsibilities of a director; and

●	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, disability or any other basis proscribed by applicable law.

The renomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria set forth above. In addition, the Board considers the existing directors’ performance on the Board and any committee thereof. The Board also considers the backgrounds and qualifications of the directors considered as a group and our ability to attract other persons to serve in light of our industry, financial condition and financial resources. The Board desires to ensure that the Board, when taken as a whole, should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. The seven (7) persons standing for election at the Annual Meeting are being renominated by the Company.

Procedure to be Followed by Shareholders in Submitting Director Candidate Recommendations

Any shareholder who desires the Board to consider one or more candidates for nomination as a director should either by personal delivery or by United States mail, postage prepaid, deliver a written recommendation addressed to the Chairman of the Board of Directors, at 140 58th Street Building B, Suite 8E, Brooklyn, New York 11220, not later than: (i) with respect to an election to be held at an Annual Meeting of Shareholders, 120 days prior to the anniversary date of the immediately preceding the 2025 Meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. Each written recommendation should set forth: (a) the name and address of the shareholder making the recommendation and of the person or persons recommended; (b) the consent of such person(s) to serve as a director(s) of IEH if nominated and elected; (c) description of how the person(s) satisfy the general criteria for consideration as a candidate referred to above; and (d) a biography or similar information regarding the person being nominated as would satisfy the information requirements required under the rules and regulations of the SEC for inclusion in a proxy statement. A shareholder who desires to submit a director candidate recommendation must deliver such recommendation to our principal executive officer no later than the close of business on May 12, 2026.

Communications with the Board of Directors

Any shareholder who wishes to communicate with the Board of Directors should send a written letter to Ms. Subrata Purkayastha, the Chief Financial Officer and Treasurer of the Company, at the Company’s principal address. Letters may be directed to the Board as a whole or to individual members.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOUR (4) NOMINEES FOR CLASS I DIRECTORS AS DESCRIBED IN PROPOSAL 1.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE THREE (3) NOMINEES FOR CLASS II DIRECTORS AS DESCRIBED IN PROPOSAL 2.

PROPOSAL 3

SAY ON PAY – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our shareholders.

The “Executive Compensation and Related Information” section of this Proxy Statement describes in detail our executive compensation programs and the decisions made by the Board of Directors with respect to the fiscal year ended March 31, 2025. As we describe in this section of this Proxy Statement, our executive compensation program incorporates a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our shareholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals will help drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our Board of Directors is asking shareholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Executive Compensation and Related Information,” the compensation tables and accompanying narrative disclosure, and any related material disclosed in this Proxy Statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors, create or imply any change to the fiduciary duties of the Company or the Board of Directors, or create or imply any additional fiduciary duties for the Company or the Board of Directors. However, our Board of Directors values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required and Board Recommendation

On this non-binding matter, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in-person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this Proposal 3. THE BOARD OF DIRECTORS BELIEVES THAT VOTING FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND RECOMMENDS A VOTE FOR THIS PROPOSAL 3.

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE

COMPENSATION

In addition to providing our shareholders the opportunity to vote to approve, on an advisory, non- binding basis, the compensation of our named executive officers, in this Proposal No. 4, we are asking our shareholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Shareholders may vote for a frequency of every one, two, or three years, or may abstain.

The Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold the advisory vote to approve executive compensation more or less frequently, but no less frequently than once every six years, as required by the Dodd-Frank Act. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years as required by the Dodd-Frank Act.

After careful consideration, the Board of Directors believes that an executive compensation advisory vote should be held every year, and therefore our Board of Directors recommends that you vote for a frequency of every ONE YEAR for future executive compensation advisory votes.

The Board of Directors believes that an annual executive compensation advisory vote will facilitate more direct shareholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our shareholders on corporate governance and executive compensation matters. We continue to believe an annual vote would be the best governance practice for our Company at this time. The proxy card provides shareholders with the opportunity to choose among four options (holding the vote once every year, every two years or every three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Vote Required and Board Recommendation

On this non-binding matter, a shareholder may vote to set the frequency of the “say on pay” vote to occur every year, every two years, or every three years, or the shareholder may vote to abstain. The choice among those four (4) choices that receives the highest number of votes will be deemed the choice of the shareholders. THE BOARD OF DIRECTORS BELIEVES THAT AN ANNUAL EXECUTIVE COMPENSATION ADVISORY VOTE IS IN THE BEST INTERESTS OF THE COMPANY AND THE BEST INTERESTS OF OUR SHAREHOLDERS, AND THEREFORE, RECOMMENDS A VOTE OF “ONE YEAR” FOR THIS PROPOSAL 4.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CBIZ CPAs P.C. has been appointed by the Board of Directors of the Company as our independent registered public accounting firm for the fiscal year March 31, 2026. The Board of Directors has further directed that management submit the selection of CBIZ CPAs P.C. as our independent registered public accountants for ratification by the shareholders at the 2025 Annual Meeting. Shareholder ratification of the selection of CBIZ CPAs P.C. as our independent registered public accounting firm, is not required by our bylaws, New York corporate law or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the selection of CBIZ CPAs P.C. as our independent registered public accounting firm, the Board of Directors will reconsider whether to retain that firm for the fiscal year ending March 31, 2026. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if they determine that such a change would be in the best interests of our shareholders and the Company. Representatives of CBIZ CPAs P.C. are expected to be present at the 2025 Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services During the Fiscal Years Ended March 31, 2025 and March 31, 2024.

During the fiscal years ended March 31, 2025 and March 31, 2024, respectively, the total fees billed for professional audit, non-audit services and other services rendered by our independent registered public accounting firm were as follows:

Audit Fees. During the fiscal years ended March 31, 2025 and March 31, 2024, respectively, IEH paid an aggregate of $372,045 and $386,000 to CBIZ CPAs P.C. for fees related to the audit of its financial statements.

Audit Related Fees. During the fiscal years ended March 31, 2025 and March 31, 2024, respectively, no fees were paid to CBIZ CPAs P.C. with respect to financial systems design or implementation.

Tax Fees. During the fiscal years ended March 31, 2025 and March 31, 2024, respectively, the Company paid to CBIZ CPAs P.C. the sums of $15,965 and $26,033, respectively, for tax compliance and representation, tax advice and tax planning services.

All Other Fees. During the fiscal years ended March 31, 2025 and March 31, 2024, respectively, IEH did not pay any other fees for services to its auditors.

The Board of Directors has determined that the services provided by CBIZ CPAs P.C. and the fees paid to them for such services during the fiscal year ended March 31, 2025 and March 31, 2024 have not compromised the independence of such auditing firms. The fees paid to CBIZ CPAs P.C. were approved by the Audit Committee.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the votes cast at the 2025 Annual Meeting is required for the ratification of CBIZ CPAs P.C. as our independent registered public accounting firm for the fiscal year ending March 31, 2026. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF CBIZ CPAS P.C. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2026 AS DESCRIBED IN THIS PROPOSAL 5.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

The following table sets forth below the summary compensation paid or accrued by the Company during the fiscal years ended March 31, 2025 and March 31, 2024 for the Company’s Chief Executive Officer and Chief Financial Officer:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Option Awards ($)	All Other Compensation ($)	Total ($)
David Offerman	2025	491,745	50,000	141,500	-	683,245
Chief Executive Officer, President	2024	486,022	-	-	-	486,022

Subrata Purkayastha(3)	2025	250,000	30,000	41,700	-	321,700
Chief Financial Officer	2024	216,904	-	97,750	-	314,654

William H. Craig(4)	2025	-	-	-	-	-
Chief Financial Officer	2024	30,877	-	-	-	30,877

(1)	Amounts reported in this column reflect the base salaries earned during the applicable year.
(2)	Amounts reported in this column are related to the Cash Bonus Plan that was adopted in 1987.
(3)	Ms. Purkayastha was appointed to the position of Interim Chief Financial Officer and Treasurer effective May 19, 2023 and promoted to permanent Chief Financial Officer and Treasurer effective November 1, 2023.
(4)	Mr. Craig resigned his employment with the Company, effective May 17, 2023. His options expired unexercised.

Employment Agreements with Named Executive Officers

The following are summaries of the agreements with our named executive officers. The agreements provide the general framework and the specific terms for the compensation of the named executive officers as follows:

David Offerman

On December 24, 2024, IEH entered into an employment agreement with David Offerman, its Chief Executive Officer and President. The employment agreement with Mr. Offerman became effective as of January 1, 2025 and will expire on December 31, 2029. Mr. Offerman’s prior employment agreement expired on December 31, 2024.

Mr. Offerman serves as the Chief Executive Officer and President of IEH Corporation. and as a member of its board of directors. Under the employment agreement, Mr. Offerman will receive a base salary of $491,745 per annum and be eligible to receive an annual bonus of up to 100% of base salary for each fiscal year of employment based on performance targets and other key objectives established by the Compensation Committee of the Board of Directors (the “Compensation Committee”).

He will also be eligible to receive option grants under the Company’s 2020 Equity Based Compensation Plan. In connection with the execution of the employment agreement, he received a grant of 25,000 options to purchase shares of common stock, par value $0.01 per share at an exercise price of $10.75 per common share for the fiscal year ended March 31, 2025. All such options granted are immediately vested.

During the term of the employment agreement, he shall also be eligible to receive equity or performance awards pursuant to any long-term incentive compensation plan adopted by the Compensation Committee or the Board of Directors.

In the event of the termination of Mr. Offerman’s employment by us without “cause” or by him for “good reason”, as such terms are defined in the employment agreement, he would be entitled to: (a) a severance payment of 36 months of base salary; (b) continued participation in our health and welfare plans for up to 24 months; and (c) all accrued but unpaid compensation. Further, under the employment agreement, if within the three (3) year period of a “change in control” (as defined in the employment agreement) either Mr. Offerman’s employment is terminated, or his title, position or responsibilities are materially reduced and he terminates his employment, the Company shall pay and/or provide to him substantially the same compensation and benefits as if his termination was without “cause” or for “good reason”, subject to limitation to avoid the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) if such payments would constitute an “excess parachute payment” as defined in Section 280G of the Code. Pursuant to the employment agreement, Mr. Offerman is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreement.

Subrata Purkayastha

On October 26, 2023, the Company agreed to promote Subrata Purkayastha from interim Chief Financial Officer to permanent Chief Financial Officer and to execute a new employment agreement effective as November 1, 2023. Her new employment agreement is substantially similar as her then existing employment agreement, dated as of June 1, 2023 except as follows: (i) the term of the new employment agreement shall be for three (3) years commencing November 1, 2023 and expiring October 31, 2026; (ii) her annual salary shall be $250,000, subject to such increases, if any, determined by the Board of Directors, or if the Board so designates, the Compensation Committee of the Board of Directors; and (iii) she is being granted 25,000 options to purchase the Company’s common stock at an exercise price of $8.00 per share.

She will also be eligible to receive a cash bonus and stock option awards based on performance targets and other key objectives established by the Company’s Compensation Committee of the Board of Directors of the Company. The employment agreement further provides for the payment of severance pay and continued participation in health and welfare plans for up to 12 months in the case of termination without cause. Ms. Purkayastha is subject to customary confidentiality and non-compete obligations that survive the termination of the agreement.

PAY VERSUS PERFORMANCE

Pay vs. Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and to our non-PEO NEOs and certain financial performance of the Company for fiscal years ended March 31, 2025, March 31, 2024 and March 31, 2023. The data included in the CAP columns does not reflect the actual amount of compensation earned or paid to our executive officers during the applicable fiscal year and it is reported solely pursuant to the new SEC rules. The CAP amount also does not represent amounts that have actually been earned or realized, including with respect to certain equity awards, for which performance conditions for these equity awards have not yet been satisfied. To this end, information in the following table may not reflect whether compensation actually realized is aligned with performance. The Company qualifies as a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, and has provided scaled pay versus performance disclosure as permitted by and in accordance with SEC rules. For information regarding decisions made by our Compensation Committee with respect to executive compensation, refer to our discussion above regarding our compensation arrangements with our named executive officers.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEO(3)	Average Compensation Actually Paid to Non-PEO NEO(4)		Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)		Net Income(6)

2025	$683,245	$541,745	$321,700	$280,000	(7)		$4.32	$999,038

2024	$486,022	$486,022	$345,531	$247,781	(8)	$	n.a.	$(2,916,902)

2023	$549,000	$549,000	$245,000	$245,000	(9)	$	n.a.	$(6,502,924)

(1)	David Offerman served as our PEO for the fiscal years ended March 31, 2025, 2024 and 2023. The dollar amounts reported are the amounts of total compensation reported in the Summary Compensation Table for our PEO for each of these fiscal years.

(2)	The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Offerman as computed in accordance with SEC rules. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to our PEO. The dollar amounts reported are the amounts of total compensation reported for Mr. Offerman during the applicable year, adjusted for (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. The Company does not offer a defined benefit pension plan, so no pension adjustments were made. See Table below for further information.

(3)	The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEOs, in the Summary Compensation Table for fiscal years 2025, 2024, and 2023. For both periods, our non-PEO NEOs consisted of Subrata Purkayastha who was the Chief Financial Officer commencing from May 19, 2023 to March 31, 2025. From April 1, 2022 to May 17, 2023, Mr. William Craig was the Chief Financial Officer of the Company. During these relevant periods, the Company had no other NEOs.

(4)	The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our PEOs. The dollar amounts reported do not reflect the actual amount of compensation earned by or paid to each NEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEOs in the Summary Compensation Table, adjusted for (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. The Company does not offer a defined benefit pension plan, so no pension adjustments were made. See Table below for further information.

(5)	Reflects the cumulative shareholder return over the measurement period, computed in accordance with SEC rules, assuming an investment of $100 in our common shares at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the applicable fiscal year and the measurement end point of the closing price of our common stock on the last trading day in the applicable fiscal year. For fiscal 2025, the closing price of our common stock on March 31, 2025 was $7.57; the closing price of our common stock on March 28, 2024 was $6.00; and the closing price on March 31, 2023 was $6.74.

(6)	Reflects net income reflected in the Company’s audited financial statements for the applicable year.

(7)	Includes only compensation paid to Subrata Purkayastha who was Chief Financial Officer from April 1, 2024 to March 31, 2025.

(8)	Includes compensation paid to (i) Subrata Purkayastha who was Chief Financial Officer from May 19, 2023 to March 31, 2024; and (ii) compensation paid to William Craig from April 1, 2023 to May 17, 2023. Mr. Craig resigned May 17, 2023.

(9)	Includes only compensation paid to William Craig who was Chief Financial Officer from April 1, 2022 to March 31, 2023.

2020 Equity Based Compensation Plan

On November 18, 2020, the Board of Directors approved the Company’s 2020 Equity Based Compensation Plan (the “2020 Plan”) for submission to shareholders at the 2020 annual meeting of shareholders. On December 16, 2020, the Company’s shareholders approved the adoption of the 2020 Plan, which provides for options and restricted stock awards to purchase up to 750,000 shares of the Company’s Common Stock to award in the future as employee incentive compensation to employees, management and directors of the Company.

Options granted to employees under the 2020 Plan may be designated as options which qualify for incentive stock option treatment under Section 422A of the Internal Revenue Code, or options which do not qualify (non-qualified stock options).

Under the 2020 Plan, the exercise price of an option designated as an incentive stock option shall not be less than the fair market value of the Company’s Common Stock on the day the option is granted. In the event an option designated as an incentive stock option is granted to a ten percent (10%) shareholder, such exercise price shall be at least 110 percent (110%) of the fair market value or the Company’s Common Stock and the option must not be exercisable after the expiration of ten years from the day of the grant. The 2020 Plan also provides that holders of options that wish to pay for the exercise price of their options with shares of the Company’s Common Stock must have beneficially owned such stock for at least six months prior to the exercise date.

Exercise prices of non-incentive stock options may not be less than the fair market value of the Company’s Common Stock. The aggregate fair market value of shares subject to options granted to a participants(s), which are designated as incentive stock options, and which become exercisable in any calendar year, shall not exceed $100,000.

In the event of the termination of each recipient’s employment by, or association with, the Company (as applicable), the options will remain exercisable in accordance with the terms of the 2020 Plan.

2011 Equity Incentive Plan

On August 31, 2011, the Company’s shareholder approved the adoption of the Company’s 2011 Equity Incentive Plan (“2011 Plan”) to provide for the grant of stock options and restricted stock awards to purchase up to 750,000 shares of the Company’s common stock to all employees, consultants and other eligible participants including senior management and members of the Board of Directors of the Company. The 2011 Equity Incentive Plan expired on August 31, 2021 after which no further awards would be granted under such plan.

Outstanding Equity Awards as of July 31, 2025

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of July 31, 2025.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-exercisable	Option Exercise Price	Option Expiration Date
David Offerman	225,000	-	20.00	7/29/2029
	25,000	-	10.75	12/24/2034

Subrata Purkayastha	10,000	-	12.25	11/1/2031
	25,000	-	8.00	10/26/2033
	15,000	-	5.65	4/26/2034

Non-Employee Director Equity Awards

The following table sets forth certain information regarding outstanding equity awards granted to our non- employee directors that remain outstanding as of July 31, 2025.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-exercisable	Option Exercise Price	Option Expiration Date
Allen Gottlieb	5,000	-	$6.01	5/8/2033
	5,000	-	$8.28	5/8/35
Gerald Chafetz	5,000	-	$6.01	5/8/2033
	5,000	-	$8.28	5/8/35
Eric C. Hugel	5,000	-	$5.30	8/15/2026
	5,000	-	$6.01	5/8/2033
	5,000	-	$8.28	5/8/35
Michael E. Rosenfeld	5,000	-	$12.75	10/26/2028
	5,000	-	$6.01	5/8/2033
	5,000	-	$8.28	5/8/35
John P. Spiezio	5,000	-	$7.25	8/1/2033
	5,000	-	$8.28	5/8/35
Brian J. Glenn	5,000	-	$8.00	10/11/2033
	5,000	-	$8.28	5/8/35

Non-Employee Director Compensation

The following table sets forth the compensation (cash and equity) received by our non-employee directors during the fiscal year ended March 31, 2025.

Name	Fees Earned or Paid in Cash	Option Awards	Total
Allen Gottlieb	$15,000	$-	$15,000
Gerald E. Chafetz	17,500	-	17,500
Eric C. Hugel	17,500	-	17,500
Michael E. Rosenfeld	15,000	-	15,000
John P. Spiezio	15,000	-	15,000
Brian J. Glenn	15,000	-	15,000

Effective after March 31, 2023, non-executive directors were compensated through an increased annual director fee of $12,500, payable quarterly. Each director shall also receive an annual fee of $5,000 for service on each committee, payable quarterly. The chairman of each committee shall receive an additional annual fee of $2,500, payable quarterly. Accordingly, as of July 31, 2025, each board committee member (other than the chairman) received an annual total of $17,500 in director fees and each chairman of a committee received an annual total of $20,000 in director’s fees.

Cash Bonus Plan

In 1987, the Company adopted a cash bonus plan (“Cash Bonus Plan”) for non-union, management and administration staff. Unless otherwise approved by the Company’s Compensation Committee of the Board of Directors, contributions to the Cash Bonus Plan are made by the Company only when the Company is profitable for the fiscal year. Bonus expense recorded for each of the years ended March 31, 2025 and March 31, 2024 was $386,750 and $203,175, respectively. As of March 31, 2025, and 2024, the Company’s accrued bonus was 330,000 and $150,000, respectively. The Company paid the bonus amounts accrued as of March 31, 2025 and 2024 during June 2025 and June 2024, respectively.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The securities entitled to vote at the 2025 Annual Meeting are IEH’s Common Stock. The presence, in person or by proxy, of a majority of shares of Common Stock issued and outstanding entitled to vote will constitute a quorum for the Annual Meeting. Each share of Common Stock entitles its holder to one (1) vote on each matter submitted to shareholders. The close of business on Monday, July 28, 2025 has been fixed as the Record Date for the determination of the shareholders entitled to notice of and to vote at the 2025 Annual Meeting and any adjournment thereof. At that date, 2,431,278 shares of Common Stock were issued and outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

The following table sets forth certain information as of Thursday, July 31, 2025 with respect to: (i) the persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), known by IEH to be the beneficial owner of more than five percent (5%) of any class of IEH’s voting securities; (ii) each Executive Officer and Director who owns Common Stock in IEH; and (iii) all Executive Officers and Directors as a group. As of Monday, July 28, 2025, there were 2,431,278 shares of Common Stock issued and outstanding. Shares of Common Stock subject to options or warrants exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others. The figures stated below are based upon Schedules 13Ds, Schedule 13D/As, Schedule 13Gs, Schedule 13G/As, Form 3s and Form 4s filed with the Securities and Exchange Commission by the named persons.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of July 31, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o IEH Corporation, 140 58th Street, Brooklyn, NY 11220.

Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders
David Offerman(1)	657,127	24.5%
Gail Offerman(2)	499,606	20.5%
Zeff Capital LP(3)	232,862	9.6%
Intelligent Fanatics Capital Management LLC(4)	123,163	5.1%
Directors and Named Executive Officers
David Offerman(1)	657,127	24.5%
Subrata Purkayastha(5)	50,000	2.0%
Gerald E. Chafetz(6)	12,000	*
Allen Gottlieb(7)	10,000	*
Michael E. Rosenfeld(8)	15,000	*
Eric Hugel(9)	15,000	*
John P. Spiezio(10)	10,000	*
Brian J. Glenn (11)	18,529	*
All executive officers and directors as a group (8 persons)	787,656	28.1%

*	Denotes ownership percentage of less than 1%.

All shares set forth above are owned directly by the named individual unless otherwise stated. The percentage ownership provided above is based upon 2,431,278 shares outstanding as of July 31, 2025.

(1)	Owns vested options to purchase 250,000 shares of common stock.

(2)	Based on the Company’s knowledge. The address of the principal business office of the reporting person is 27110 Grand Central Parkway, Apt. 10-V, Floral Park, NY 11005.

(3)	Based on a Schedule 13G dated January 4, 2022 filed by Zeff Capital, LP, Zeff Holding Company, LLC and Daniel Zeff. Each reporting person has shared voting and dispositive power with respect to 232,862 shares of common stock. The address of the principal business office of each of the reporting persons is 400 S. McCadden Pl., Los Angeles, CA 90020.

(4)	Based on a Schedule 13G dated March 31, 2025 filed by Intelligent Fanatics Capital Management LLC, IFCM MicroCap Fund LP and Cassel Ian J. Each of the reporting persons has shared voting and dispositive power over 123,163 shares of common stock. The address of the principal office of each of the reporting persons is 350 Rumford Road Lititz, Pennsylvania 17543.

(5)	Owns vested options to purchase 50,000 shares of common stock.

(6)	Owns vested options to purchase 10,000 shares of common stock.

(7)	Owns vested options to purchase 10,000 shares of common stock.

(8)	Owns vested options to purchase 15,000 shares of common stock.

(9)	Owns vested options to purchase 15,000 shares of common stock.

(10)	Owns vested options to purchase 10,000 shares of common stock.

(11)	Mr. Glenn has sole ownership of 2,430 shares of common stock over which he has sole voting and investment power. Together with his spouse Mr. Glenn has shared voting power and shared investment power over 2,876 shares of common stock. With respect to 3,223 shares of common stock Mr. Glenn has no voting power but has sole investment power. Mr. Glenn disclaims beneficial ownership of the foregoing 3,223 IEH shares of common stock. Mr. Glenn owns vested options to purchase 10,000 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our Common Stock. For information concerning employment agreements with, and compensation of, our executive officers and directors, see the disclosure in the section of this proxy statement captioned “Executive Compensation and Related Information.” Messrs. Gottlieb, Chafetz, Hugel, Rosenfeld, Spiezio and Glenn are deemed independent directors of the Company.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability or other proxy materials, as applicable, with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability or a copy of other proxy materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. A number of brokers with account holders who are our shareholders may be “householding” our proxy materials. This means that only one copy of the Notice of Internet Availability (or other proxy materials) may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability or other proxy materials, as applicable, please notify your broker or the company. To contact us, direct your written request to Subrata Purkayastha, Chief Financial Officer and Treasurer, IEH Corporation, 140 58th Street, Bldg. B, Suite 8E, Brooklyn, New York 11220 or call at (718) 492-4440. If you revoke your consent, we will promptly deliver to you a separate copy of the Notice of Internet Availability and, if applicable, our other proxy materials. Shareholders who currently receive multiple copies of the Notice of Internet Availability or other proxy materials, as applicable, at their addresses and would like to request “householding” of their communications should contact their brokers or Subrata Purkayastha, the Chief Financial Officer and Treasurer of IEH. Shareholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any shareholder upon written request to Ms. Purkayastha at the address listed above.

SHAREHOLDER PROPOSALS

Eligibility to Submit a Proposal.  Under Rule 14a-8 promulgated under the Exchange Act, in order to be eligible to submit a proposal, you must have continuously held (i) at least $2,000 in market value of the Company’s securities entitled to be voted on the proposal at the meeting for at least three (3) years, or (ii) at least $15,000 in market value of the Company’s securities entitled to vote on the proposal for at least two (2) years but less than three (3) years; or (iii) at least $25,000 in market value of the Company’s securities entitle to vote on the proposal for at least one (1) year but less than three (3) years, in each case by the date you submit the proposal. You must provide the Company with a written statement that you intend to continue to hold those securities through the date of the shareholders’ meeting for which the proposal is issued.

Inclusion in Next Year’s Proxy Statement. A shareholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on May 12, 2026. The submission should include the proposal and the information specified and required by Rule 14a-8 under the Exchange Act. In addition, to comply with the current proxy rules, the shareholder who intends to solicit proxies in support of director nominees other than those of the Company must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than July 12, 2026.

Presentation at Meeting.  Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2026 Annual Meeting of Shareholders, if we are not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in our proxy statement, by June 6, 2026, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

ADDITIONAL INFORMATION

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM l0-K FOR THE FISCAL YEAR ENDED MARCH 31, 2025 FILED WITH THE SEC WILL BE FURNISHED WITHOUT EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST SENT TO SUBRATA PURKAYASTHA, CHIEF FINANCIAL OFFICER AND TREASURER, IEH CORPORATION, 140 58TH STREET, BUILDING B, SUITE 8E, BROOKLYN, NEW YORK 11220. Each request must set forth a good faith representation that as of the Record Date, the person making the request was the beneficial owner of Common Stock of IEH entitled to vote at the 2025 Annual Meeting of Shareholders. We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. at prescribed rates. You can contact the SEC at 1-800-SEC-0330 for additional information about these facilities. The SEC maintains a web site that contains reports, proxy and information statements and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov. For further information about IEH Corporation, please refer to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025. All reports, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, are publicly available on our website.

OTHER BUSINESS

As of the date of this Proxy Statement, the items discussed herein contain the only business which the Board of Directors intends to present, and we are not aware of any other matters which may come before the 2025 Annual Meeting. If any other matter or matters are properly brought before the 2025 Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

By Order of the Board of Directors

/s/ DAVID OFFERMAN
David Offerman
Chairman of the Board, President and
Chief Executive Officer

Dated: August 15, 2025

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2025 ANNUAL MEETING, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY PROXY EITHER BY MAIL OR VIA TELEPHONE OR VIA THE INTERNET, IN ACCORDANCE WITH THE ENCLOSED VOTING INSTRUCTIONS. IF YOU VOTE BY MAIL, MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVLOPE AS SOON AS POSSIBLE.

IEH Corporation

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by September 9, 2025 at 11:59PM Eastern Time.

Online
Go to **www.investorvote.com/IEHC** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A **Proposals — The Board of Directors recommends a vote FOR all the Director nominees listed on Proposals 1 and 2, FOR the compensation of our named executive officers on Proposal 3, and FOR the frequency of the say on pay vote to occur every year on Proposal 4, and FOR Proposal 5 on the ratification of the appointment of the Independent Registered Accounting Firm for the fiscal year ending March 31, 2026.**

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1. Election of Directors - Class I Nominees:
Class I nominees will be elected to hold office for a period of one year or until their successors are duly elected and qualified.

	For	Withhold		For	Withhold		For	Withhold
01 – Eric C. Hugel, Class I Director Nominee	☐	☐	02 – Michael E. Rosenfeld, Class I Director Nominee	☐	☐	03 – John P. Spiezio, Class I Director Nominee	☐	☐
04 – Brian J. Glenn, Class I Director Nominee	☐	☐						

2. Election of Directors - Class II Nominees:
Class II nominees will be elected to hold office for a period of two years or until their successors are duly elected and qualified.

	For	Withhold		For	Withhold		For	Withhold
05 – Dave Offerman, Class II Director Nominee	☐	☐	06 – Allen Gottlieb, Class II Director Nominee	☐	☐	07 – Gerald E. Chafetz, Class II Director Nominee	☐	☐

	1 YR	2 YRS	3 YRS	Abstain
4. Frequency of future advisory votes on the compensation of named executive officers.	☐	☐	☐	☐

1 U P X +

042SCI

2025 Annual Meeting of IEH Corporation Shareholders

September 10, 2025, 10:00 A.M. Local Time

IEH Corporation
200 Cascade Drive, Suite H
Allentown, PA 18109

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — IEH Corporation

Notice of 2025 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — Wednesday, September 10, 2025 at 10:00 A.M. Local Time to be held at the new manufacturing facility of IEH Corporation, 200 Cascade Drive, Suite H, Allentown, PA 18109.

Dave Offerman and Subrata Purkayastha, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of IEH Corporation to be held on Wednesday, September 10, 2025 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR ALL nominees to the Board of Directors including four (4) Class I Director Nominees (Proposal 1), and three (3) Class II Director Nominees (Proposal 2), FOR adoption of Say on Pay on executive compensation (Proposal 3), FOR every one (1) year on the frequency of future advisory votes on say on pay compensation of our named executive officers (Proposal 4), and FOR ratification of the appointment of CBIZ CPAs, P.C. **as the Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2026 (Proposal 5).**

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Information about voting your shares and about attending the Annual Meeting is available in the 2025 Annual Meeting Proxy Statement.

(Items to be voted appear on reverse side.)

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.	**Meeting Attendance** Mark box to the right if you plan to attend the Annual Meeting. ☐